SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[_]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

REGENCY CENTERS CORPORATION
(Name of Registrant as Specified in Its Charter)

_________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[_]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total Fee Paid:

[_]	Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, schedule or registration statement no.:
(3)	Filing party:
(4)	Date filed:

Notice to Employees

Make Your Mouse Heard.

Regency Centers’ Annual Meeting of Shareholders will be held on May 6, 2008. In our continuing efforts to improve the efficiency of our business and to further our company-wide commitment on becoming better stewards of the environment through our greengenuity™ initiative, Regency has elected the Notice and Access rule adopted by the Securities and Exchange Commission on July 1, 2007. This allows shareholders access to proxy materials and our 2007 Annual Report online rather than receiving those documents in the mail.

Employees that hold Regency Centers stock through their account with American Stock Transfer and Trust Company (“AST”) are automatically enrolled in the electronic program. You will receive notification via email on or about March 17, 2008, that the documents are ready to be viewed online. The email will contain a hyperlink to the documents and another hyperlink to the voting site. Follow the instructions to view the documents and to vote your shares. The use of this online service provides considerable savings to the company by eliminating the printing, mailing, handling and delivery costs associated with hard copy distribution. Access is fast and convenient and reduces the amount of paper delivered to your home; moreover, a more user friendly, interactive, searchable, HTML version of both our annual report and proxy statement will be available on the voting site as well as the Investor Relations tab of our corporate website.

In the future, unless you discontinue your enrollment, you will continue to receive these documents electronically. If you prefer to receive your proxy materials or annual report in hard copy format, you will have to cancel your enrollment for online services by visiting http://www.icsdelivery.com/reg and clicking the “Registered Shareholders” box. On the Enrollment Maintenance page, click “Change/Cancel Existing Enrollment,” then enter your Social Security Number, email address and PIN, which is the last four digits of your Social Security Number. To be effective for this year, you will have to cancel your enrollment no later than the close of business on March 12, 2008.

If you own shares through a brokerage account, you may have already signed up for online document access and voting of your shares. If you have done so, you will receive a separate email notice at the address you provided, informing you that the documents are available for viewing. If you have not signed up for online services for those shares but would like to do so, please visit http://icsdelivery.com/reg and follow the simple enrollment instructions.

We urge all Regency employees who own stock in our company to participate in the electronic access program. It’s good for the environment and good for our shareholders. If you have questions, contact Celia Paulk or Tiffany McAneny. Thank you!